Exhibit 10.4

AMENDMENT TO EMPLOYMENT AGREEMENT

(DANIEL T. BENNEWITZ)

THIS AMENDMENT TO EMPLOYMENT AGREEMENT is entered into on June 23, 2017, by and among QTS Realty Trust, Inc., a Maryland corporation (together with any successor general partner of the Operating Partnership, the “Company”), QualityTech, LP, a Delaware limited partnership (the “Operating Partnership”), Quality Technology Services, LLC, a Delaware limited liability company and an affiliate of the Operating Partnership (the “Employer”), and Daniel T. Bennewitz, an individual (“Executive”), with respect to the following facts and circumstances:

WHEREAS, the Company, the Operating Partnership, the Employer, and Executive entered into an Employment Agreement dated April 11, 2017 (“Agreement”); and

WHEREAS, the Parties at all times intended and continue to intend to comply with all applicable law and intended and continue to intend for the Agreement to comply with all applicable law;

NOW, THEREFORE, the Parties hereby amend the Agreement as follows so as to reflect their mutual understanding in place as of the Effective Date of the Agreement, as defined therein:

1.         Article 5 of the Agreement shall be amended to add the following:

5.9     Permitted Disclosure.  Nothing in this Agreement, in any other agreement between Executive and the Company, the Operating Partnership or the Employer, or in any policy of the Company, Operating Partnership or the Employer, restricts or prohibits Executive from reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with, a self-regulatory authority or a government agency or entity, including without limitation the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation, whether Executive does so as a result of Executive initiating communications directly with or responding to any inquiries from such government agency or entity.  Executive does not need the prior authorization of the Company, the Operating Partnership or the Employer to engage in such conduct, and Executive does not need to notify the Company, the Operating Partnership or the Employer that Executive has engaged in such conduct.  For additional clarity, such conduct shall not be deemed a breach of any provision of this Agreement or any other agreement with or policy of the Company, the Operating Partnership or the Employer.

2.         Except as otherwise specifically set forth herein, the provisions of the Agreement shall continue in full force and effect in accordance with their terms.

3.         Defined terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Employment Agreement to be duly executed and delivered as of the date first above written.

COMPANY

QTS REALTY TRUST, INC.

By:	/s/ Shirley E. Goza
Name:	Shirley E. Goza
Title:	General Counsel & Secretary

OPERATING PARTNERSHIP

QUALITYTECH, LP

By:	QTS REALTY TRUST, INC.,
General Partner

	By:	/s/ Shirley E. Goza
		Name:	Shirley E. Goza
		Title:	General Counsel & Secretary

EMPLOYER

QUALITY TECHNOLOGY SERVICES, LLC

By:	/s/ Shirley E. Goza
Name:	Shirley E. Goza
Title:	General Counsel & Secretary

EXECUTIVE

/s/ Daniel T. Bennewitz
Daniel T. Bennewitz